SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 1, 2001

                                ITEX CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                       0-18275                  93-0922994
  -------------------------------   ---------------------    -------------------
 (State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                                3400 Cottage Way
                          Sacramento, California 95825
                                 (916) 679-1111
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Assets in Canada

On March 1, 2001, ITEX Corporation (the "Company"), pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), acquired substantially all of the assets of Ubarter.com Canada, a wholly owned subsidiary of Network Commerce, Inc. In addition to the assets, the Company assumed the facility lease and will continue operations at that location. These assets include a customer list of more than 7,000 trade and barter exchange members, inventories throughout Canada, and furnishings of the branch office. The Company has offered employment to the four former employees of Ubarter.com, and intends to add additional sales and trade brokering staff in Toronto. The Toronto office will continue operations as a branch office of ITEX Corporation in connection with its retail trade and barter exchange business.

The assets were acquired pursuant to an Asset Purchase Agreement in exchange for cash and a promissory note secured against those assets. The essential terms of the transaction include payment by the Company of $250,000 (US) at the closing and delivery of a promissory note for $500,000 (US), payable in monthly installments of $41,666.67 (US); the assumption of certain liabilities and obligations in connection with the branch office, including the lease of that facility, located at 5955 Airport Road, Suite 224, Mississauga, Ontario, Canada; and the assumption of the seller's trade deficit of approximately $4,500,000. The seller further agreed to indemnify the Company in the event of any non-disclosed and non-assumed liabilities.

The foregoing summary is intended to highlight certain essential elements of the transaction and is not intended to be a complete description of all of the terms of the acquisition. The Asset Purchase Agreement is attached as an exhibit to this Current Report and the foregoing is qualified in its entirety by the more detailed provisions and disclosure contained in the actual agreement.

 Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the operations of ITEX to be materially different from those expressed or implied in such statements. These factors include, but are not limited to the continuing development of successful marketing strategies for the company's concepts; the effect of international, national, and regional economic conditions; the ability of the company to satisfy its debt obligations; the availability of adequate working capital; competitive barter exchanges and; changes in legislation; demographic changes, the ability to attract and retain qualified personnel; changes in business strategy or development plans; business disruptions; changes in the demand for goods and services offered by members of its trade exchange. These risk factors and others are discussed in the periodic reports and filings of ITEX Corporation with the Securities and Exchange Commission, including but not limited to its Form 10-K's and Form 10-Qs. All statements other than statements of historical fact included in this Current Report, including without limitations, company's business strategy, plans and objectives, are forward-looking statements

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
        EXHIBITS

     (a)  Financial Statements of Business Acquired

          (1) Financial statements representing the assets and liabilities acquired from Ubarter.com, Inc. will be filed by amendment within 75 days.

     (b)  Pro Forma Financial Information

          (1) Pro forma financial information will be filed by amendment within 75 days.

     (c)  Exhibits

        Exhibit No.   Exhibit Description

          10.1        Copy of the Asset Purchase Agreement with Ancillary
                      Agreements

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 7, 2001                ITEX CORPORATION
                                       a Nevada Corporation


                                   S/  COLLINS M. CHRISTENSEN
                                       --------------------------------------
                                       Collins M. Christensen
                                       President and Chief Executive Officer